                                                                     Exhibit 4.1

                                                               EXECUTION VERSION



================================================================================




                          Enzon Pharmaceuticals, Inc.,


                                    as Issuer


                                       and


                            Wilmington Trust Company,


                                   as Trustee

                              ---------------------

                                    INDENTURE

                            Dated as of May 23, 2006

                              ---------------------
                      4% Convertible Senior Notes due 2013



================================================================================

                              CROSS-REFERENCE TABLE

TIA                                                           Indenture Section
Section                                                       -----------------
-------

310(a)(1)........................................................8.10
     (a)(2)......................................................8.10
     (a)(3)......................................................N.A.
     (a)(4)......................................................N.A.
     (a)(5)......................................................N.A.
     (b).........................................................8.3; 8.8; 11.10
     (c).........................................................N.A.
311(a)...........................................................8.11
     (b).........................................................8.11
     (c).........................................................N.A.
312(a)...........................................................2.5
     (b).........................................................11.3
     (c).........................................................11.3
313(a)...........................................................8.6
     (b)(1)......................................................N.A.
     (b)(2)......................................................8.6
     (c).........................................................3.7; 8.6; 11.2
     (d).........................................................8.6
314(a)...........................................................3.3; 3.7
     (b).........................................................N.A.
     (c)(1)......................................................11.4
     (c)(2)......................................................11.4
     (c)(3)......................................................N.A.
     (d).........................................................N.A.
     (e).........................................................11.5
     (f).........................................................N.A.
315(a)...........................................................8.1(b), 8.1(g)
     (b).........................................................8.5; 11.2
     (c).........................................................8.1(a)
     (d).........................................................8.1(c)
     (e).........................................................7.10
316(a)(last sentence)............................................11.6
     (a)(1)(A)...................................................7.4
     (a)(1)(B)...................................................N.A.
     (a)(2)......................................................N.A.
     (b).........................................................7.6
     (c).........................................................10.7
317(a)(1)........................................................7.7
     (a)(2)......................................................7.8
     (b).........................................................2.4
318(a)...........................................................8.1(g); 11.1

N.A. means not applicable

Note: This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                             PAGE


                                                    ARTICLE I
                                    DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.               Definitions...........................................................................1

SECTION 1.2.               Incorporation by Reference of Trust Indenture Act....................................11

SECTION 1.3.               Rules of Construction................................................................11


                                                    ARTICLE II
                                                    THE NOTES

SECTION 2.1.               Form, Dating and Terms...............................................................12

SECTION 2.2.               Execution and Authentication.........................................................18

SECTION 2.3.               Registrar, Conversion Agent and Paying Agent.........................................19

SECTION 2.4.               Paying Agent To Hold Money and Securities in Trust...................................20

SECTION 2.5.               Holder Lists.........................................................................20

SECTION 2.6.               Transfer and Exchange................................................................20

SECTION 2.7.               Form of Certificate To Be Delivered in Connection with Transfers to
                           Institutional Accredited Investors...................................................22

SECTION 2.8.               Mutilated, Destroyed, Lost or Stolen Notes...........................................23

SECTION 2.9.               Cancellation.........................................................................24

SECTION 2.10.              Payment of Interest; Defaulted Interest..............................................25

SECTION 2.11.              Computation of Interest..............................................................26

SECTION 2.12.              CUSIP Numbers........................................................................26

SECTION 2.13.              Calculations in Respect of the Notes.................................................26

SECTION 2.14.              Issuance, Transfer and Exchange of Common Stock Issuable Upon Conversion of
                           the Notes............................................................................26


                                                   ARTICLE III
                                                    COVENANTS

SECTION 3.1.               Payment of Notes.....................................................................27

SECTION 3.2.               Maintenance of Office or Agency......................................................27

SECTION 3.3.               Compliance Certificate...............................................................28

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE

SECTION 3.4.               Reservation of Common Stock..........................................................28

SECTION 3.5.               Issuance of Shares...................................................................28

SECTION 3.6.               Additional Interest Notices..........................................................29

SECTION 3.7.               SEC Reports..........................................................................29

SECTION 3.8.               Rule 144A Information Requirements...................................................29

SECTION 3.9.               Transfer Taxes.......................................................................29

SECTION 3.10.              Offer To Repurchase upon a Fundamental Change........................................30


                                                    ARTICLE IV
                                                    SUCCESSORS

SECTION 4.1.               Merger, Consolidation, or Sale of Assets.............................................34

SECTION 4.2.               Successor Corporation Substituted....................................................35


                                                    ARTICLE V
                                               REDEMPTION OF NOTES

SECTION 5.1.               Optional Redemption..................................................................35

SECTION 5.2.               Selection and Notice of Redemption...................................................35

SECTION 5.3.               Effect of Notice of Redemption.......................................................36

SECTION 5.4.               Deposit of Redemption Price..........................................................36

SECTION 5.5.               Notes Redeemed in Part...............................................................36


                                                    ARTICLE VI
                                               CONVERSION OF NOTES

SECTION 6.1.               Conversion Right and Conversion Rate.................................................36

SECTION 6.2.               Conversion Consideration.............................................................37

SECTION 6.3.               Exercise of Conversion Right.........................................................37

SECTION 6.4.               Fractions of Shares..................................................................39

SECTION 6.5.               Adjustment of Conversion Rate........................................................39

SECTION 6.6.               Notice of Adjustments of Conversion Rate.............................................47

SECTION 6.7.               Cancellation of Converted Notes......................................................48

SECTION 6.8.               Provision in Case of Consolidation, Merger or Sale of Assets.........................48

SECTION 6.9.               Rights Issued in Respect of Common Stock.............................................49

SECTION 6.10.              Responsibility of Trustee and Conversion Agent for Conversion Provisions.............49

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE

                                                   ARTICLE VII
                                              DEFAULTS AND REMEDIES

SECTION 7.1.               Events of Default....................................................................50

SECTION 7.2.               Acceleration.........................................................................51

SECTION 7.3.               Other Remedies.......................................................................52

SECTION 7.4.               Control by Majority..................................................................52

SECTION 7.5.               Limitation on Suits..................................................................52

SECTION 7.6.               Rights of Holders of Notes To Receive Payment or Effect Conversion...................53

SECTION 7.7.               Collection Suit by Trustee...........................................................53

SECTION 7.8.               Trustee May File Proofs of Claim.....................................................53

SECTION 7.9.               Priorities...........................................................................54

SECTION 7.10.              Undertaking for Costs................................................................54


                                                   ARTICLE VIII
                                                     TRUSTEE

SECTION 8.1.               Duties of Trustee....................................................................54

SECTION 8.2.               Rights of Trustee....................................................................56

SECTION 8.3.               Individual Rights of Trustee.........................................................57

SECTION 8.4.               Trustee's Disclaimer.................................................................57

SECTION 8.5.               Notice of Defaults...................................................................57

SECTION 8.6.               Reports by Trustee to Holders........................................................58

SECTION 8.7.               Compensation and Indemnity...........................................................58

SECTION 8.8.               Replacement of Trustee...............................................................58

SECTION 8.9.               Successor Trustee by Merger..........................................................59

SECTION 8.10.              Eligibility; Disqualification........................................................60

SECTION 8.11.              Preferential Collection of Claims Against Company....................................60

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE


                                                    ARTICLE IX
                            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 9.1.               Satisfaction and Discharge of Indenture..............................................60

SECTION 9.2.               Application by Trustee of Funds Deposited for Payment of Notes.......................61

SECTION 9.3.               Repayment of Moneys Held by Paying Agent.............................................61

SECTION 9.4.               Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years............61

SECTION 9.5.               Indemnity for U.S. Government Obligations............................................62


                                                    ARTICLE X
                                      SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 10.1.              Without Consent of Holders...........................................................62

SECTION 10.2.              With Consent of Holders..............................................................63

SECTION 10.3.              Execution of Supplemental Indentures, Agreements and Waivers.........................63

SECTION 10.4.              Effect of Supplemental Indentures....................................................64

SECTION 10.5.              Compliance with Trust Indenture Act..................................................64

SECTION 10.6.              Reference in Notes to Supplemental Indentures........................................64

SECTION 10.7.              Revocation and Effect of Consents and Waivers........................................64

SECTION 10.8.              Notation on or Exchange of Notes.....................................................65


                                                    ARTICLE XI
                                                  MISCELLANEOUS

SECTION 11.1.              Trust Indenture Act Controls.........................................................65

SECTION 11.2.              Notices..............................................................................65

SECTION 11.3.              Communication by Holders with Other Holders..........................................66

SECTION 11.4.              Certificate and Opinion as to Conditions Precedent...................................66

SECTION 11.5.              Statements Required in Certificate or Opinion........................................66

SECTION 11.6.              When Notes Disregarded...............................................................67

SECTION 11.7.              Rules by Trustee, Paying Agent and Registrar.........................................67

SECTION 11.8.              Governing Law........................................................................67

SECTION 11.9.              No Recourse Against Others...........................................................67

SECTION 11.10.             Successors...........................................................................67

SECTION 11.11.             Multiple Originals...................................................................67

SECTION 11.12.             Qualification of Indenture...........................................................67

EXHIBITS
--------

EXHIBIT A           Form of Note                                                       A-1

EXHIBIT B           Form of Conversion Notice                                          B-1

EXHIBIT C           Form of Transfer Certificate for Transfer of Restricted Stock      C-1

                  INDENTURE, dated as of May 23, 2006, between Enzon Pharmaceuticals, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), as issuer and Wilmington Trust Company, a Delaware banking corporation (the "Trustee"), as trustee.

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $225,000,000 principal amount of the Company's 4% Convertible Senior Notes due 2013, convertible into common stock, par value $0.01 per share, of the Company (the "Notes").

                  All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1 Definitions.

                  "Additional Notes" means additional Notes (other than the Initial Notes), if any, issued under this Indenture in accordance with Section
2.2 hereof, as part of the same series as the Initial Notes.

                  "Additional Shares" means additional shares of Common Stock by which the Conversion Rate shall be increased for Notes surrendered for conversion pursuant to an adjustment of the Conversion Rate upon the occurrence of a Fundamental Change. The number of Additional Shares shall be determined based on the Effective Date of the Fundamental Change and the Stock Price in such Fundamental Change transaction, all in accordance with Section 6.5(e).

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No individual shall be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of such specified Person or of any other Person controlled by or under common control with such specified Person.

                  "Agent" means any Registrar, co-registrar, Paying Agent, additional paying agent or Conversion Agent.

                  "Agent Members" has the meaning set forth in Section
2.1(g)(ii).

                  "Applicable Conversion Price" means, at any given time, $1,000 divided by the Applicable Conversion Rate, rounded to the nearest 1/10th of a cent.

                  "Applicable Conversion Rate" means, at any given time, the Conversion Rate then in effect, rounded to the nearest 1/10,000th of a share.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in, or any repurchase or conversion of, any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "Authenticating Agent" has the meaning set forth in Section
2.2.

                  "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 under the Exchange Act. The terms "Beneficial Ownership" and "Beneficially Owns" have a corresponding meaning.

                  "Board of Directors" means the board of directors of the Company or any duly authorized committee thereof.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized by law, regulation or executive order to remain closed.

                  "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of the assets of, the issuing Person.

                  "Closing Sale Price" means, with respect to the Common Stock, on any date, the last reported closing price per share (or, if no last closing price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed on a U.S. national or regional exchange, the "Closing Sale Price" will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant dates as reported by the National Quotation Bureau Incorporated or any similar U.S. system of automated dissemination of quotations of securities prices. If the Common Stock is not so quoted, the "Closing Sale Price" will be the price as reported on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Company's Board of Directors will make a good faith determination of the Closing Sale Price.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company, par value $0.01 per share, as it exists on the date of this Indenture, or to the extent such common stock is reclassified or otherwise ceases to exist, any class of Capital Stock of the Company that (1) is Voting Stock and (2) has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

                  "Company" means Enzon Pharmaceuticals, Inc., a corporation incorporated under the laws of Delaware, and, subject to Article IV, its successors and assigns.

                  "Company Order" has the meaning set forth in Section 2.2.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (1) was a member of such Board of Directors on the date of this Indenture; or

                  (2) becomes a member of the Board of Directors of the Company subsequent to that date and was appointed, nominated for election or elected to such Board of Directors with the approval of (a) a majority of the Continuing Directors who were members of such Board of Directors at the time of such appointment, nomination or election, or (b) a majority of the Continuing Directors that were serving at the time of such appointment, nomination or election on a committee of the Board of Directors that appointed or nominated for election or reelection such Board member.

                  "Conversion Agent" means the office or agency designated by the Company where Notes may be presented for conversion, initially the Trustee office located at Wilmington Trust FSB, 520 Madison Avenue, 332d Floor, New York, NY 10022, Attention: Corporate Trust Division (Enzon Pharmaceuticals, Inc., 4% Convertible Senior Notes due 2013).

                  "Conversion Date" has the meaning set forth in Section 6.3(a).

                  "Conversion Notice" has the meaning set forth in Section
6.3(a).

                  "Conversion Price" shall equal $1,000 divided by the Conversion Rate (rounded to the nearest 1/10th of a cent).

                  "Conversion Rate" has the meaning set forth in Section 6.1(c).

                  "Corporate Trust Office" means the designated corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Division (Enzon Pharmaceuticals, Inc., 4% Convertible Senior Notes due
2013), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Current Market Price" as of any date means:

                  (1) for the purpose of any computation under Section 6.5(a) (except for clauses (6) and (8) thereof), the average of the Closing Sale Prices for the five consecutive Trading Days ending on the Trading Day prior to the Ex-Dividend Trading Day for the event triggering such adjustment;

                  (2) for the purpose of any computation under Section 6.5(a)(6), the average of the Closing Sale Prices for the five consecutive Trading Days ending on the Trading Day prior to the Ex-Dividend Trading Day for such distribution; and

                  (3) for the purpose of any computation under Section 6.5(a)(8), the average of the Closing Sale Prices for the five consecutive Trading Days beginning on the Trading Day immediately following the date of the repurchase triggering the adjustment.

         "Daily Adjustment" for any given Trading Day shall equal a fraction:

                  (1) the numerator of which shall be the Closing Sale Price of the Common Stock on such Trading Day plus the closing price of the portion of those shares of Capital Stock or similar Equity Interests so distributed applicable to one share of Common Stock on such Trading Day; and

                  (2) the denominator of which shall be the product of ten (10) and the Closing Sale Price of the Common Stock on such Trading Day.

                  "Default" means an event that is, or after notice or passage of time, or both, would be an Event of Default with respect to the Notes.

                  "Defaulted Interest" has the meaning set forth in Section
2.10.

                  "Definitive Notes" means the Notes that are in registered definitive form.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

                  "Distributed Assets" has the meaning set forth in Section 6.5(a)(4).

                  "Effective Date" means the date on which a Fundamental Change transaction becomes effective.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Event of Default" means any event or condition specified as such in Section 7.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Ex-Dividend Trading Day" means the first date on which the shares of the Company's Common Stock trade on the applicable national or regional securities exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

                  "Expiration Date" has the meaning set forth in Section 6.5(a)(7).

                  "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company or, unless otherwise provided in this Indenture, by any Responsible Officer delegated by the Board of Directors to make such determination on their behalf.

                  "Fundamental Change" will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

                  (1) the Common Stock (or other common stock into which the Notes are convertible) is neither traded on NASDAQ or the NYSE or another U.S. national securities exchange or quoted on another established automated over-the-counter trading market in the United States; or

                  (2) any Person acquires Beneficial Ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling such Person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of the Company's employee benefit plans; or

                  (3) the Company merges or consolidates with or into any other Person (other than a Subsidiary), another Person (other than a Subsidiary) merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company's assets to another Person other than any transaction:

                      (a) that does not result in a reclassification, conversion, exchange or cancellation of the Company's outstanding Common Stock; or

                      (b) pursuant to which the holders of the Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or

                      (c) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

                  (4) at any time the Continuing Directors do not constitute a majority of the Company's Board of Directors (or, if applicable, a successor Person to the Company).

                  (5) For purposes of this definition and Section 3.10 hereof, "Person" includes any syndicate or group that would be deemed a person under Section 13(d)(3) of the Exchange Act.

                  "Fundamental Change Notice" has the meaning set forth in
Section 3.10(a).

                  "Fundamental Change Repurchase Date" has the meaning set forth in Section 3.10(a).

                  "Fundamental Change Repurchase Notice" has the meaning set forth in Section 3.10(c).

                  "Fundamental Change Repurchase Right Notice" has the meaning set forth in Section 3.10(c).

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date hereof.

                  "Global Notes" means Notes that are in the form of the Note attached hereto as Exhibit A and that are issued to a Depositary.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

                  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

                  "Holder" means a Person in whose name a Note is registered.

                  "IAI" means institutional accredited investors (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs.

                  "Indebtedness" of any Person means indebtedness for borrowed money and indebtedness under purchase money Liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred, or assumed by such Person to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, guarantees by such Person of such indebtedness, and indebtedness for borrowed money secured by any Lien, pledge or other lien or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

                  "Indenture" means this Indenture as amended or supplemented from time to time, including, for all purposes of this instrument and any supplemental indenture or amendment hereto, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture or amendment, respectively.

                  "Initial Notes" means the $225,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

                  "Interest Payment Date" has the meaning set forth in the form of Note attached hereto as Exhibit A.

                  "Lien" means any security interest, pledge, lien or other encumbrance.

                  "Market Capitalization" means the product of (1) the Current Market Price of the Common Stock and (2) the number of shares of Common Stock then outstanding on the date of the repurchase of Common Stock triggering the adjustment set forth in Section 6.5(a)(8) hereof immediately prior to such repurchase.

                  "Maturity" means, with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity, on a Redemption Date or by declaration of acceleration, offer to repurchase pursuant to Section 3.10 or otherwise.

                  "NASDAQ" means The Nasdaq National Stock Market.

                  "Note" or "Notes" has the meaning stated in the first recital of this Indenture or, as the case may be, means Notes that have been authenticated and delivered pursuant to this Indenture, including the Global Note(s). The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

                  "Note Register" has the meaning set forth in Section 2.3.

                  "Notes Custodian" means the Trustee or any Person appointed by the Trustee to act as custodian of Global Notes for the Depositary.

                  "NYSE" means The New York Stock Exchange.

                  "Officer" means an Executive Chairman of the Board, an Executive Vice President, a Senior Vice President, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company.

                  "Officers' Certificate" means a certificate signed by any two Officers of the Company. Each such certificate shall include the statements provided for in Section 11.5, if and to the extent required by the provisions of
Section 11.4.

                  "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required by the provisions of Section 11.4.

                  "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation (including Notes converted and cancelled pursuant to this Indenture);

                  (2) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (3) Notes which have been paid pursuant to Section 2.8 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

                  "Paying Agent" means the office or agency designated by the Company where Notes may be presented for payment, initially the Trustee.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                 "protected purchaser" has the meaning set forth in Section 2.7.

                  "QIB" means any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

                  "Record Date Period" means the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

                  "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption by the Company in a notice of redemption or pursuant to Section 5.2.

                  "Registrar" means the office or agency maintained by the Company where Notes may be presented for registration of transfer or exchange, initially the Trustee.

                  "Registration Rights Agreement" means that certain registration rights agreement dated as of the date of this Indenture among the Company, the Guarntors and the Initial Purchasers.

                  "Regular Record Date" has the meaning set forth in the form of Note attached hereto as Exhibit A.

                  "Repurchase Premium" has the meaning set forth in Section 6.5(a)(8).

                  "Responsible Officer," when used with respect to the Trustee, means any officer assigned by the Trustee to administer its corporate trust matters and who is located at the Corporate Trust Office and who shall have the direct responsibility for the administration of this Indenture.

                  "Restricted Note Legend" means the legend set forth in Section 2.1(d).

                  "Restricted Stock Legend" means the legend required by Section 2.1(e).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Settlement" has the meaning set forth in Section 6.3(c).

                  "Significant Subsidiary" has the meaning set for in clauses
(1) and (2) of the definition thereof in Regulation S-X under the Securities
Act.
                  "Special Interest Payment Date" has the meaning set forth in
Section 2.10(a).

                  "Special Record Date" has the meaning set forth in Section 2.10(a).

                  "Spin-off" has the meaning set forth in Section 6.5(a)(5).

                  "Stated Maturity," when used with respect to the Notes, means June 1, 2013.

                  "Stock Price" means the price paid per share of Common Stock in the applicable Fundamental Change transaction; provided that (1) if holders of Common Stock receive only cash in such Fundamental Change transaction, the Stock Price will be the cash amount paid per share of Common Stock and (2) in any other Fundamental Change transaction, the Stock Price will be the average of the Closing Sale Prices on each of the five consecutive Trading Days prior to but not including the Effective Date of such Fundamental Change.

                  "Subsidiary" means any corporation or other business entity of which at least a majority of the outstanding stock or membership or other interest, as the case may be, having voting power under ordinary circumstances to elect a majority of the board of directors, managers or other governing body of such corporation or business entity or otherwise direct the business and affairs of said corporation or business entity is at the time owned by the Company, or by the Company and one or more Subsidiaries, or by any one or more Subsidiaries.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as in effect from time to time.

                  "Trading Day" means a day during which trading in securities generally occurs on NASDAQ, or, if the Common Stock is not then listed on NASDAQ, then on the NYSE or another national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded or quoted.

                  "Transfer Restricted Notes" has the meaning set forth in
Section 2.1(d).

                  "Trigger Event" has the meaning set forth in Section 6.9.

                  "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article VIII, shall also include any successor trustee.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time in the State of New York.

                  "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                   SECTION 1.2. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                  SECTION 1.3. Rules of Construction. Unless the context
                               otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural and words in the plural include the singular;

                  (5) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (6) the table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof;

                  (7) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (8) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

                  (9) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

                  (10) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder; and

                  (11) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

                                   ARTICLE II

                                    THE NOTES

                  SECTION 2.1. Form, Dating and Terms.

                  (a) The Notes shall be known and designated as 4% Convertible Senior Notes due 2013. Pursuant to the provisions of Article VI, the Notes shall be convertible into Common Stock. Subject to the terms of this Indenture the Company may, at its option, without consent from the Holders, issue Additional Notes from time to time. For all purposes under the Indenture, the term "Notes" shall include the Initial Notes and any such Additional Notes issued after the date of this Indenture.

                  The Trustee shall authenticate and deliver Initial Notes and any Additional Notes for original issue in an aggregate principal amount of up to $275,000,000. Notes may be authenticated and delivered upon registration or transfer of, or in lieu of, other Notes pursuant to Section 2.6, 2.8 or 10.8.

                  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit
A. The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Note set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3. At the Company's option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address as shall appear on the Note Register or with respect to Notes represented by a Global Note, by wire transfer of immediately available funds to the accounts specified by the Depositary. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

                  (b) Notes offered and sold to QIBs in reliance on Rule 144A and resold to IAIs in the United States of America shall be issued in the form of one or more permanent Global Notes, without interest coupons, substantially in the form of Exhibit A. Such Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian for the Depositary for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Notes Custodian, as hereinafter provided.

                  (c) The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and $1,000 integral multiples thereof.

                  (d) Every Note that bears or is required under this Section 2.1(d) to bear the legend set forth in this Section 2.1(d) (the "Transfer Restricted Notes") shall be subject to the restrictions on transfer set forth in this Section 2.1(d) (including those set forth in the legend set forth below), and the Holder of each such Transfer Restricted Note, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.1(d) and 2.1(e), the term "transfer" includes any sale, pledge, transfer or other disposition whatsoever of any Transfer Restricted Note. The Registrar shall not register any transfer of a Transfer Restricted Note not made in accordance with the restrictions on transfer set forth in this
Section 2.1.

                  Subject to the last paragraph of this Section 2.1(d) and
Section 2.14 with respect to Common Stock, until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing any Note (and all securities issued in exchange therefor or substitution thereof, including Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.1(e), if applicable), shall bear a legend in substantially the following form:

                  "THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE `SECURITIES ACT'), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

                  THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2),
                  (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

                  THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES OF COMMON STOCK SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT."

                  Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such Note to the Registrar for exchange in accordance with the provisions of this Section 2.1, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Note Legend required by this Section 2.1(d).

                  (e) Every stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Note that bears or is required under this Section 2.1(e) to bear the legend set forth in this Section 2.1(e) shall be subject to the restrictions on transfer set forth in this Section 2.1(e) (including those set forth in the legend set forth below), and the Holder of such Common Stock issued upon conversion of a Transfer Restricted Note, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and the further restrictions set forth in Section 2.14. The Company shall not register any transfer of Common Stock issued upon conversion of such a Transfer Restricted Note not made in accordance with the restrictions on transfer set forth in this Section 2.1.

                  Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities
Act:

                  "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE `SECURITIES ACT'), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (X) (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE),
                  (III) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (Y) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
                  (A) ABOVE.

                  THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT."

                  Any stock certificate (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such stock certificate to the Registrar for exchange in accordance with the provisions of this Section 2.1 and Section 2.14, be exchanged for a new stock certificate, of like tenor and aggregate number of shares, which shall not bear the Restricted Stock Legend required by this
Section 2.1(e).


                  (f) Each Global Note, whether or not a Transfer Restricted Note, shall bear the following legend:

                  "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  (g) The following book-entry provisions shall apply to Global Notes deposited with the Notes Custodian:

                  (i) Each Global Note initially shall (x) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary and (y) be delivered to the Notes Custodian.

                  (ii) Except as provided herein, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee, the Notes Custodian and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a beneficial owner of an interest in any Global Note.

                  (iii) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

                  (iv) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.1(h), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

                  (v) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

                  (h) Owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes; provided, however, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice.

                  (i) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(g)(iv) shall, except as otherwise provided by Section 2.6, bear the Restricted Note Legend applicable to the Definitive Note set forth in Section 2.1(d).

                  (j) Notwithstanding any other provision of this Indenture, so long as a series of Notes is represented by a Global Note, the parties hereto will be bound at all times by the Applicable Procedures of the Depositary with respect to such series.

                  SECTION 2.2. Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

                  The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (a "Company Order"), authenticate Notes, including any Additional Notes, in an unlimited aggregate principal amount, subject to the provisions of this Indenture. Each Authentication Order will specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and, in the case of Additional Notes, the issue price of such Notes.

                  The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

                  In case the Company pursuant to Article IV shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person that shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV; any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

                  SECTION 2.3. Registrar, Conversion Agent and Paying Agent. The Trustee shall initially serve as the Registrar, Conversion Agent and Paying Agent for the Notes. The Registrar, the Conversion Agent and the Paying Agent shall each maintain an office or agency in the Borough of Manhattan, The City of New York. As of the date hereof, such office is located at: Wilmington Trust FSB, 520 Madison Avenue, 332d Floor, New York, NY 10022, Attention: Corporate Trust Division (Enzon Pharmaceuticals, Inc., 4% Convertible Senior Notes due
2013). The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-registrars and one or more additional conversion agents and paying agents. The term Paying Agent includes any additional paying agents, the term Conversion Agent includes any additional conversion agents and the term Registrar includes any co-registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without prior notice to any Holder.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Conversion Agent or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.7. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

                  The Company may remove any Registrar, Conversion Agent or Paying Agent upon written notice to such Registrar, Conversion Agent or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Conversion Agent or Paying Agent, as the case may be, and such agreement is delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Conversion Agent or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Conversion Agent or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

                  SECTION 2.4. Paying Agent To Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to 10:00 a.m. (New York City time) on each due date of payment in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds) sufficient to make such payments when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, interest on, and other payments in respect of the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Holders of the Notes. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.

Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

                  SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar or to the extent otherwise required under the TIA, the Company, on its own behalf, shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing within 15 days, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA ss. 312(a).

                  SECTION 2.6. Transfer and Exchange.

                  (a) The following provisions shall apply with respect to any proposed transfer of a Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date"):

                  (i) a transfer of a Note or a beneficial interest therein to a QIB shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form of the Form of Certificate to be Delivered Upon Exchange or Registration of Transfer of Securities set forth on the reverse of the Note that the transferee is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                           (ii) a transfer of a Note or a beneficial interest
                  therein pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder, shall be made upon receipt by the Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act; and

                           (iii) a transfer of a Note or a beneficial interest
                  therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

                  (b) Upon the transfer, exchange or replacement of Notes not bearing a Restricted Note Legend, the Registrar shall deliver Notes that do not bear a Restricted Note Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Note Legend, the Registrar shall deliver only Notes that bear such Restricted Note Legend unless (i) a Note is being transferred pursuant to an effective registration statement or (ii) if requested by the Company or Registrar, there is delivered to the Company and the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (c) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this
Section 2.6 until the Notes have matured and been paid in full. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  (d) The following obligations with respect to transfers and exchanges of Notes shall apply:

                  (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this
         Article II, execute and the Trustee shall upon receipt of a Company Order, authenticate Definitive Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company or Trustee may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to
         Section 3.9, 3.10 or Article V).

                  (iii) The Registrar shall not be required to register the transfer of or exchange of any Note (A) for a period beginning at the opening of business 15 days before any selection of Notes for redemption or repurchase and ending at the close of business on the day notice of such redemption or repurchase is deemed to have been given to all Holders of Notes to be so redeemed or repurchased or (B) selected for redemption or repurchase in whole or in part, except for the transfer of the unredeemed portion of any Note being redeemed in part.

                  (iv) Except as provided herein, prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, Paying Agent, the Conversion Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest (including Additional Interest, if any) on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Conversion Agent or the Registrar shall be affected by notice to the contrary.

                  (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                  SECTION 2.7. Form of Certificate To Be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                                                          [Date]
Enzon Pharmaceuticals, Inc.
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

Attention:  Corporate Trust Administration

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $__________ principal amount of the 4% Convertible Senior Notes due 2013 (the "Notes") of Enzon Pharmaceuticals, Inc. (the "Company").

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:  _________________________________________________________________________

Address:  ______________________________________________________________________

Taxpayer ID Number:  ___________________________________________________________

The undersigned represents and warrants to you that:

                  1. We are an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional accredited investor at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of the complete loss of our or its investment.

                  2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a Person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A or (d) to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000 or, subject in each of the foregoing cases to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (c) or (d) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.



                                          TRANSFEREE:  _________________________

                                          BY:  _________________________________

                  SECTION 2.8. Mutilated, Destroyed, Lost or Stolen Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or stolen, subject to compliance with the provisions of the next two sentences of this Section 2.8, the Company shall issue and the Trustee, upon Company Order, shall authenticate a replacement Note at the expense of the Holder if the requirements of Section 8-405 of the Uniform Commercial Code are met (such that the Holder (a) notifies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or theft and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Company having notice that the Note has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Company and the Trustee). Such Holder shall furnish indemnity sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Conversion Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. The Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding, only in the absence of notice to the Company, the Trustee, Paying Agent, Conversion Agent or Registrar that such Note has been acquired by a protected purchaser.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note upon satisfaction of the conditions set forth in the preceding paragraph.

                  Upon the issuance of any new Note under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including attorneys' fees and expenses and the fees and expenses of the Trustee) in connection therewith.

                  Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 2.9. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or final payment. The Trustee and no one else shall cancel and dispose of them in accordance with its customary procedures and upon written request of the Company shall return to the Company all Notes surrendered for registration of transfer, exchange, final payment, redemption, purchase, conversion or cancellation. All Notes so delivered to the Trustee shall be cancelled promptly by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

                  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, paid, redeemed, repurchased, converted or canceled, such Global Note shall be returned by the Depositary or the Notes Custodian to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, paid, redeemed, repurchased, converted or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

                  SECTION 2.10. Payment of Interest; Defaulted Interest. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency maintained for such purpose pursuant to Section 2.3.

                  Any interest on any Note that is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and the Company shall make arrangements reasonably satisfactory to the Trustee to deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of any other Note shall carry the rights to interest accrued and unpaid which were carried by such other Note.

                  SECTION 2.11. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  SECTION 2.12. CUSIP Numbers. The Company in issuing the Notes and Common Stock upon conversion of the Notes may use CUSIP numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP numbers, and the Trustee makes no representation as to their correctness as printed on any Note, certificate of Common Stock or notice to Holders and that reliance may be placed only on the other identification numbers printed on the Notes, and any redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

                  SECTION 2.13. Calculations in Respect of the Notes. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, any accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Notes. The Company shall provide to the Trustee a schedule of its calculations, and the Trustee, subject to Sections 8.1 and 8.2, shall be entitled to rely upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company's calculations to any Holder of the Notes upon the request of such Holder.

                  SECTION 2.14. Issuance, Transfer and Exchange of Common Stock Issuable Upon Conversion of the Notes.

                  Shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the Holders converting such Notes and the certificate representing such shares of Common Stock shall bear the Restricted Stock Legend unless removed in accordance with Section 2.1(e).

                  If (i) shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Notes or (ii) shares of Common Stock represented by a certificate bearing the Restricted Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

                  Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Stock Legend, or the Restricted Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include a written opinion from legal counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the Securities Act and that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the Restricted Stock Legend.

                                  ARTICLE III

                                    COVENANTS

                  SECTION 3.1. Payment of Notes.

                  The Company will pay or cause to be paid the principal of and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.

                  The Company will pay interest on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                  SECTION 3.2. Maintenance of Office or Agency.

                  The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby designates the office of the Trustee located at: Wilmington Trust FSB, 520 Madison Avenue, 332d Floor, New York, NY 10022, Attention: Corporate Trust Division (Enzon Pharmaceuticals, Inc., 4% Convertible Senior Notes due 2013) for such purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

                  SECTION 3.3. Compliance Certificate.

                  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year an Officers' Certificate, one of the signatories of which shall be the chief executive officer, chief financial officer or chief accounting officer of the Company, stating that in the course of the performance by the signer of his or her duties as an Officer of the Company, he or she would normally have knowledge of any Default and whether or not such signer knows of any Default that occurred during such period. If such signer does have such knowledge, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

                  The Company shall deliver to the Trustee, as soon as possible and in any event within five Business Days after the Company becomes aware of the occurrence of any Event of Default or an event that, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action that the Company is taking or proposes to take with respect thereto.

                  SECTION 3.4. Reservation of Common Stock.

                  The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares held in treasury by the Company, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes.

                  SECTION 3.5. Issuance of Shares.

                  All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

                  SECTION 3.6. Additional Interest Notices.

                  In the event that the Company is required to pay additional interest to Holders of Notes pursuant to the Registration Rights Agreement ("Additional Interest"), the Company will provide a direction or order in the form of a written notice ("Additional Interest Notice") to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company's obligation to pay Additional Interest no later than five Business Days prior to the proposed payment date set for the payment of Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so.

                  SECTION 3.7. SEC Reports.

                  The Company will file with the Commission (so long as the Commission will accept any such filings) and the Trustee the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act, provided reports filed via EDGAR (and electronically or otherwise noticed to the Trustee) are deemed to be filed with the Trustee. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

                  SECTION 3.8. Rule 144A Information Requirements.

                  Within the period prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Notes or any Common Stock issued upon conversion thereof bearing a Restricted Note Legend or Restricted Sock Legend, as the case may be, make available to such Holder or beneficial holder of such Notes or any Common Stock issued upon conversion thereof in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Notes or such Common Stock, the Company will deliver to such Holder a written statement as to whether such Holder and prospective purchaser have complied with such requirements.

                  SECTION 3.9. Transfer Taxes.

                  If a Holder converts Notes for shares of Common Stock, the Company will pay any and all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

                  SECTION 3.10. Offer To Repurchase upon a Fundamental Change.

                  (a) Subject to Section 3.10(d) hereof, upon the occurrence of a Fundamental Change at any time prior to Stated Maturity, each Holder may require the Company to repurchase the Notes on a date chosen by the Company in its sole discretion that is no less than 20 Business Days and no more than 35 Business Days (subject to extension to comply with applicable law) after the Company sends the Fundamental Change Repurchase Right Notice (the "Fundamental Change Repurchase Date"), and the Company shall repurchase on the Fundamental Change Repurchase Date, any or all Notes submitted for repurchase for cash, or any portion of the initial principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. At least 20 Business Days prior to the anticipated Effective Date of the Fundamental Change (or if the Company does not have actual notice of a Fundamental Change 20 Business Days prior to the Effective Date, as soon as the Company has actual notice of such Fundamental Change), the Company will provide to all Holders of the Notes, the Trustee, the Paying Agent and the Conversion Agent a notice (the "Fundamental Change Notice") stating:

                  (1) if applicable, whether the Company will adjust the Conversion Rate pursuant to Section 6.5(e) hereof;

                  (2) the anticipated Effective Date of the Fundamental Change; and

                  (3) whether the Company expects that Holders will have the right to require the Company to repurchase their Notes as described in this Section 3.10.

                  (b) On or before the 20th Trading Day after the Effective Date of a Fundamental Change, the Company will provide to all Holders of the Notes and the Trustee and Paying Agent and Conversion Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the "Fundamental Change Repurchase Right Notice"). Each Fundamental Change Repurchase Right Notice shall state:

                  (1) the events causing the Fundamental Change;

                  (2) if the Company is required to adjust the Conversion Rate and related conversion obligation as described in Section 6.5(e) hereof pursuant to a Fundamental Change that falls under clause (2) or (3) of the definition of Fundamental Change, the Conversion Rate and any adjustments to the Conversion Rate;

                  (3) the Effective Date, if applicable;

                  (4) the last date on which a Holder may exercise such repurchase right;

                  (5) the Fundamental Change repurchase price;

                  (6) the Fundamental Change Repurchase Date;

                  (7) the name and address of the Paying Agent and the Conversion Agent;

                  (8) that the Notes with respect to which the Fundamental Change Repurchase Right Notice has been given may be converted only if the Holder thereof withdraws any Fundamental Change Repurchase Notice previously delivered by such Holder in accordance with the terms of this Indenture; and

                  (9) the procedures that Holders must follow to require the Company to repurchase their Notes.

                  (c) A Holder may exercise its right specified in Section 3.10(a) upon delivery of a notice of repurchase (a "Fundamental Change Repurchase Notice") in the form required by the Fundamental Change Repurchase Right Notice delivered to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Repurchase Date, stating:

                  (1) the information required under the Applicable Procedures or, if such Holder holds Definitive Notes, the certificate numbers of the Notes which the Holder will deliver to be repurchased;

                  (2) the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or an integral multiple of $1,000; and

                  (3) that such Notes are to be purchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture.

                  If the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

                  The delivery of such Notes (either through the surrender of Definitive Notes or through the delivery of beneficial interests in a Global
Note in accordance with the Applicable Procedures) to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of payment therefor; provided, however, that such payment shall be so paid pursuant to this Section 3.10 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice. Any repurchase by the Company pursuant to the provisions of this Section 3.10 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Notes.

                  Provided that the Company or a Subsidiary thereof is not serving as the Paying Agent and the Paying Agent holds money or securities sufficient to pay the repurchase price of such Notes on the Business Day following the Fundamental Change Repurchase Date, such Notes will cease to be outstanding and interest, if any, shall cease to accrue on the Notes or portions thereof delivered for repurchase on the Fundamental Change Repurchase Date (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent) and all other rights of the Holders of the Notes to be repurchased pursuant to this Section 3.10 shall terminate (other than the right to receive payment upon delivery or transfer of the Notes).

                  (d) The Company will comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act, including the filing of a Schedule TO if required, and will comply with the requirements of any other federal and state securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes by the Company as a result of a Fundamental Change. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this
Section 3.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 3.10 by virtue of such conflict.

                  (e) On or before the Fundamental Change Repurchase Date, the Company will, to the extent lawful:

                  (1) accept for payment all Notes or portions thereof properly tendered;

                  (2) deposit with the Paying Agent an amount equal to the payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 3.10.

                  The Paying Agent will promptly mail to each Holder of Notes properly tendered the payment for such Notes, and the Trustee will promptly authenticate (upon receipt of a Company Order) and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 and integral multiples of $1,000.

                  (f) Notwithstanding anything contained herein to the contrary, Holders of the Notes will not have the right to require the Company to repurchase any Notes pursuant to the occurrence of any of the events identified in clauses (2), (3) or (4) of the definition of Fundamental Change (and the Company will not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto), if either:

                  (1) the Closing Sale Price of the Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending
         (A) on and including the later of the date of the occurrence of the Fundamental Change or the public announcement of the Fundamental Change in the case of a Fundamental Change under clause (2) of the definition of Fundamental Change; or (B) immediately before the Fundamental Change in the case of a Fundamental Change under clauses (3) or (4) of the definition of Fundamental Change, equals or exceeds 105% of the Applicable Conversion Price of the Notes in effect on each of those five Trading Days; or

                  (2) at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights and cash dividends) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Fundamental Change under clause (2) and/or clause (3) of the definition of Fundamental Change consists of shares of common stock traded on the NASDAQ, the NYSE or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the Notes become convertible into such shares of such common stock.

                  (g) Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice specified in Section 3.10(c) hereof, the Holder of the Notes in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.10(h) hereof) thereafter be entitled to receive solely the payment described in Section 3.10(a) hereof with respect to such Notes. Such payment shall be paid to such Holder, subject to the Paying Agent holding money or securities sufficient to make such payment on the Business Day following the Fundamental Change Repurchase Date, promptly following the later of (a) the Fundamental Change Repurchase Date (provided the conditions in Section 3.10(c) have been satisfied) and (b) the time of book-entry transfer or the delivery of such Notes to the Paying Agent by the Holder thereof in the manner required by
Section 3.10(c). Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof and the right to be repurchased under this Section 3.10 has otherwise been exercised may not be surrendered for conversion pursuant to Article VI on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 3.10(h) hereof.

                  (h) Notwithstanding anything contained herein to the contrary, any Holder that has delivered to the Paying Agent the Fundamental Change Repurchase Notice contemplated by Section 3.10(c) hereof shall have the right to withdraw such Fundamental Change Repurchase Notice, in whole or in part, by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

                  (1) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

                  (2) the certificate numbers of the Definitive Notes, if any, in respect of which such notice of withdrawal is being submitted; and

                  (3) the principal amount, if any, of such Notes that remain subject to the original Fundamental Change Repurchase Notice and which have been or will be delivered for repurchase by the Company.

                  If the Notes with respect to which the notice of withdrawal is being submitted are not in certificated form, the notice of withdrawal must comply with the Applicable Procedures.

                  (i) The Trustee shall be under no obligation to ascertain the occurrence of a Fundamental Change or to give notice with respect thereto. The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company, that no Fundamental Change has occurred.

                                   ARTICLE IV

                                   SUCCESSORS

                  SECTION 4.1. Merger, Consolidation, or Sale of Assets.

                  The Company shall not, directly or indirectly, consolidate or merge with or into any other Person in a transaction in which the Company is not the surviving corporation or convey, transfer or lease the properties and assets of the Company substantially as an entirety to any successor Person, unless:

                  (1) the successor Person, if any, is:

                           (a) a corporation organized and existing under the
                  laws of the United States, any state of the United States, or the District of Columbia, and

                           (b) such Person assumes the Company's obligations on
                  the Notes and under this Indenture pursuant to agreements reasonably satisfactory in form and substance to the Trustee;

                  (2) immediately after giving effect to the transaction, no Default or Event of Default will have occurred and be continuing; and

                  (3) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article IV and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  This Section 4.1 will not apply to a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company under the laws of another state of the United States or the District of Columbia.

                  SECTION 4.2. Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 4.1 hereof, the successor Person formed by such consolidation with or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 4.1 hereof.

                                   ARTICLE V

                               REDEMPTION OF NOTES

                  SECTION 5.1. Optional Redemption.

                  The Notes are subject to redemption, at the option of the Company, on or after June 1, 2009, in whole or in part, but only if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the date one Trading Day prior to the day the Company gives a notice of redemption is greater than 140% of the Applicable Conversion Price on the date of such notice, at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Notes redeemed to the date of redemption.

                  SECTION 5.2. Selection and Notice of Redemption.

                  (a) If less than all of the Notes are to be redeemed pursuant to Section 5.1, the Trustee will select Notes for redemption in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or if such notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, except if otherwise required by law.

                  In the event of redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  (b) Notice of redemption will be sent by the Company or by the Trustee at the Company's request by first class mail, electronically or by other means approved by the Trustee not less than 15 nor more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Such notice shall specify the date fixed for redemption. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. Subject to Section 5.5, a Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the note upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes, if other than the Company or a Subsidiary thereof, funds in satisfaction of the redemption price (including accrued and unpaid interest, if any, on the Notes to be redeemed) pursuant to this Indenture.

                  SECTION 5.3. Effect of Notice of Redemption.

                  Once notice of redemption is sent in accordance with Section
5.2 hereof, Notes called for redemption shall become irrevocably due and payable on the Redemption Date. A notice of redemption shall not be conditional.

                  SECTION 5.4. Deposit of Redemption Price.

                  Prior to 11:00 a.m., New York City time, on any Redemption Date, if not previously deposited, the Company will deposit with the Trustee or with the Paying Agent, if other than the Company or a Subsidiary thereof, money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Notes to be redeemed.

                  SECTION 5.5. Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of a Company Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE VI

                               CONVERSION OF NOTES

                  SECTION 6.1. Conversion Right and Conversion Rate.

                  (a) Subject to and upon compliance with the provisions of this
Article VI, at the option of the Holder thereof, at any time prior to Maturity, unless earlier repurchased or redeemed, any portion of the principal amount of any Note that is an integral multiple of $1,000 may be converted into fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion (provided that the principal amount of any such Notes to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof).

                  (b) If any Holder has submitted Notes for repurchase upon a Fundamental Change in accordance with Section 3.7 hereof, such Notes submitted for repurchase may be converted only if such Holder withdraws the election for repurchase in accordance with Section 3.7 hereof.

                  (c) Each $1,000 principal amount of Notes converted into shares of Common Stock shall initially be converted at a Conversion Price of $9.55 per share. The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially
104.7120 shares of Common Stock for each $1,000 principal amount of Notes. The Conversion Rate will be adjusted under the circumstances provided in Section
6.5. All calculations under this Article shall be made to the nearest 1/10th cent or to the nearest 1/10,000ths of a share, as the case may be.

                  SECTION 6.2. Conversion Consideration.

                  (a) Upon surrendering any Notes for conversion, the Holder of such Notes shall receive, in respect of each $1,000 principal amount of Notes, a number of shares of Common Stock equal to the Applicable Conversion Rate.

                  (b) When a Holder receives Common Stock upon conversion of Notes, such Holder will also receive the associated rights under the Company's Rights Agreement dated May 17, 2002 and any stockholder rights plan that the Company may subsequently adopt, whether or not the rights have separated from the Common Stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been exchanged.

                  SECTION 6.3. Exercise of Conversion Right.

                  (a) In order to exercise the conversion right:

                  (1) the Holder of any Definitive Note to be converted must:
         (i) complete and manually sign a notice of conversion substantially in the form of Exhibit B hereto (the "Conversion Notice"); (ii) deliver the Conversion Notice and the Definitive Note to the Conversion Agent; and (iii) if required, furnish appropriate endorsements and transfer documents; or

                  (2) the holder of beneficial interests in any Global Note to be converted must, to the extent required, deliver irrevocable notice of conversion and otherwise comply with the Applicable Procedures to cause the beneficial interests in such Global Note to be delivered to the Conversion Agent, and in either case, the Holder of a Definitive Note or holder of beneficial interests in a Global Note will, if required, pay all transfer or similar taxes that the Company is not otherwise required to pay pursuant to Section 3.9 hereof and, if required pursuant to Section 6.3(b) hereof, pay funds equal to the interest payable on the next Interest Payment Date.

                  The date on which a Holder of a Definitive Note or holder of a beneficial interest in a Global Note completes the requirements of this Section 6.3(a) shall be deemed to be the date of conversion (the "Conversion Date") for purposes of this Article VI. On and after the Conversion Date, the conversion by such Holder or holder, as set forth in the Conversion Notice, shall become irrevocable.

                  The Company shall deliver shares of Common Stock (and any cash in lieu of fractional shares) deliverable upon conversion to the Conversion Agent no later than the third Business Day following the Conversion Date.

                  (b) Each Definitive Note surrendered (in whole or in part), or beneficial interest in any Global Note surrendered to the Conversion Agent, for conversion during a Record Date Period shall be accompanied by payment by the Holder in same-day funds or other funds acceptable to the Company of an amount equal to the interest payable on the applicable Interest Payment Date on the principal amount of such Note (or part thereof, as the case may be) being surrendered for conversion; provided, however, that no such payment by the Holder need be made in the case of any Note or portion thereof that (x) has been delivered for repurchase following a Fundamental Change on a Fundamental Change Repurchase Date or (y) which has been called for redemption on a Redemption Date, in each case, occurring during the Record Date Period. The interest payable by the Company on such Interest Payment Date with respect to any Note (or portion thereof, if applicable) that is surrendered for conversion during a Record Date Period shall be paid to the Holder of such Note as of such Regular Record Date in an amount equal to the interest that would have been payable on such Note if such Note had been converted as of the close of business on the applicable Interest Payment Date.

                  Except as provided in this Section 6.3(b), no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date immediately prior to the Conversion Date, in respect of any Note (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company's delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof in accordance with Section
6.4 hereof) into which a Note is convertible will be deemed to satisfy all of the Company's obligations to pay the principal of and interest, if any, on the Note. Accordingly, accrued but unpaid interest, if any, will be deemed to be paid in full rather than canceled, extinguished or forfeited.

                  (c) Notes shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. Following any Conversion Date, the Company shall satisfy its obligations with respect to such conversion by either:

                  (1) delivering to the Trustee, for delivery to the Holder (or such other Person as may be named in the relevant Conversion Notice), certificates representing the number of shares of Common Stock issuable upon such conversion; or

                  (2) delivering to such Holder (or such other Person as may be named in the relevant Conversion Notice) such number of shares of Common Stock issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment in lieu of any fractional shares, if any, as provided in Section 6.4 (such delivery of shares and cash payment, if any, the "Settlement"); provided that shares of Common Stock only will be deliverable in certificated form if (i) the Notes being converted are required to bear the Restricted Note Legend, (ii) the Holder exercising such conversion has specifically requested in writing that delivery be in certificates or (iii) the Company determines that delivery is required in certificated shares either because (A) delivery to the Holder (or such other Person named in the relevant Conversion Notice) is not practicable in accordance with the Applicable Procedures or (B) in the opinion of legal counsel, delivery is required in certificated form in order to comply with the requirements of applicable securities laws. Settlement shall occur promptly (but in no event more than three Business Days) following the Conversion Date.

                  (d) In the case of any Note that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate (upon receipt of a Company Order) and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

                  SECTION 6.4. Fractions of Shares.

                  No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. The number of fractional shares to be paid, if any, will be valued by the Closing Sale Price of the Common Stock on Trading Day immediately preceding the Conversion Date. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment for the fractional amount (calculated to the nearest 1/10,000th of a share) based upon the Closing Sale Price on the Trading Day immediately preceding the Conversion Date.

                  SECTION 6.5. Adjustment of Conversion Rate.

                  (a) The Applicable Conversion Rate shall be subject to adjustment, without duplication, from time to time upon the occurrence of any of the following:

                  (1) Stock Dividends in Common Stock. In case the Company shall pay or make a dividend or other distribution on shares of Common Stock payable exclusively in shares of Common Stock, the Applicable Conversion Rate in effect at the opening of business on the Ex-Dividend Trading Day for such dividend or distribution, or the effective date shall be increased by dividing such Conversion Rate by an adjustment factor equal to a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the effective date of such dividend or distribution and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the effective date of such dividend or distribution. If, after any date fixed for determination of stockholders entitled to receive such dividend or distribution, any dividend or distribution is not in fact paid, the Applicable Conversion Rate shall be immediately readjusted, effective as of the date the Company's Board of Directors determines not to pay such dividend or distribution, to the Applicable Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (2) Issuance of Rights or Warrants. In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them for a period expiring within 60 days from the date of issuance of the rights or warrants to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than any rights or warrants that (x) by their terms will also be issued to any Holder upon conversion of a Note into shares of Common Stock without any action required by the Company or any other Person or (y) are distributed to shareholders of the Company upon a merger or consolidation in compliance with Section 6.8 hereof and taking into consideration in determining the price per share any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company), then the Applicable Conversion Rate in effect at the opening of business on the Ex-Dividend Trading Day for such distribution shall be increased by dividing such Applicable Conversion Rate by an adjustment factor equal to a fraction:

                      (A) the numerator of which shall be the number of shares
                   of Common Stock outstanding at the close of business on the effective date of such dividend or distribution plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

                      (B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the effective date of such dividend or distribution plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the Ex-Dividend Trading Day for such distribution. If, after any date fixed for determination of stockholders entitled to received such rights and warrants, any such rights or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights or warrants expire, or the date the Company's Board of Directors determines not to issue such rights or warrants, to the Applicable Conversion Rate that would have been in effect if the unexercised rights or warrants had never been granted or such determination date had not been fixed, as the case may be, and as a result no additional shares are delivered or issued pursuant to such rights or warrants. For the purposes of this clause (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (3) Stock Splits and Combinations. In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, then the Applicable Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased; in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, then the Applicable Conversion Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced; and in case the Company issues any shares of its Capital Stock in a reclassification of the outstanding shares of Common Stock, then the Applicable Conversion Rate in effect at the opening of business on the day following the day upon which such reclassification becomes effective shall be proportionately applied to the new class of shares of Capital Stock of the Company into which the Common Stock was reclassified; in each case, such increase, reduction or reclassification, as the case may be, to become effective immediately after the opening of business on the Business Day following the day upon which such subdivision, combination or reclassification becomes effective.

                  (4) Distribution of Indebtedness, Securities or Assets. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, securities, assets or rights, options or warrants to purchase the Company's securities (provided that if these rights are only exercisable upon the occurrence of specified triggering events, then the conversion rate will not be adjusted until the triggering events occur), but excluding

                      (i) any dividends or distributions referred to in clause
                      (1) of this Section 6.5(a),

                      (ii) any rights or warrants referred to in clause (2) of this Section 6.5(a),

                      (iii) any dividends or distributions paid exclusively in cash described in clause (6), (7) or (8) of this Section 6.5(a)

                      (the "Distributed Assets"), then (other than in the case as described in clause (5) of this Section 6.5(a)) the Applicable Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Applicable Conversion Rate in effect immediately prior to the close of business on the Trading Day prior to the Ex-Dividend Trading Day for such distribution by an adjustment factor equal to a fraction:

                            (A) the numerator of which shall be the Current
                      Market Price per share of Common Stock; and

                            (B) the denominator of which shall be the Current
                      Market Price per share of Common Stock on the date fixed for such determination minus the Fair Market Value, as determined by the Company's Board of Directors, whose determination in good faith shall be conclusive and described in a Board Resolution filed with the Trustee, of the portion of those Distributed Assets applicable to one share of Common Stock, such adjustment to become effective on the Ex-Dividend Trading Day for such distribution.

If after any date fixed for determination of stockholders entitled to receive such distribution, any such distribution is not in fact made, the Applicable Conversion Rate shall be immediately readjusted, effective as of the date the Company's Board of Directors determines not to make such distribution, to the Applicable Conversion Rate that would have been in effect if such determination date had not been fixed.

                  Notwithstanding the foregoing, in cases where (i) the Fair Market Value per share of the Distributed Assets equals or exceeds the Current Market Price of the Common Stock, or (ii) the Current Market Price of the Common Stock exceeds the Fair Market Value per share of the Distributed Assets by less than $1.00, in lieu of the adjustment set forth in this Section 6.5(a)(4), Holders will receive upon conversion, in addition to shares of Common Stock, if any, the amount and type of Distributed Assets such Holders would have received upon conversion of such Holders' Notes if they had been converted immediately prior to the record date for such distribution.

                      (5) Spin-Offs. In case the Company shall distribute to all or substantially all holders of its Common Stock shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit, which Capital Stock is or Equity Interests are traded on NASDAQ, the NYSE or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (a "Spin-off"), then the Applicable Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day prior to the Ex-Dividend Trading Day for such distribution by an adjustment factor equal to the sum of the Daily Adjustments for each of the 10 consecutive Trading Days beginning on the effective date of the Spin-off, such adjustment to become effective on the 10th Trading Day from, and including, the effective date of the Spin-off.

                      (6) Cash Distributions. In case the Company shall, by
                   dividend or otherwise, distribute to all or substantially all holders of outstanding shares of Common Stock distributions consisting exclusively of cash, then the Applicable Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day prior to the Ex-Dividend Trading Day for such distribution by an adjustment factor equal to a fraction:

                            (A) the numerator of which shall be equal to the
                      Current Market Price per share of Common Stock on the date fixed for such determination; and

                            (B) the denominator of which shall be equal to the
                      Current Market Price per share of Common Stock on such date fixed for determination minus the amount per share of such distribution, such adjustment to become effective immediately after the Trading Day prior to the Ex-Dividend Trading Day for such dividend or distribution.

                  Notwithstanding the foregoing, in cases where (i) the per share amount of such distribution equals or exceeds the Current Market Price of the Common Stock, or (ii) the Current Market Price of the Common Stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the adjustment set forth in this Section 6.5(a)(6), Holders will receive upon conversion, in addition to shares of Common Stock, if any, such distribution such Holders would have received upon conversion of such Holders' Notes if they had been converted immediately prior to the record date for such distribution.

                      (7) Tender or Exchange Offers. In case the Company or any
                   Subsidiary shall make a payment in respect of a tender offer or exchange offer for any portion of the Common Stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the "Expiration Date"), as the case may be, then the Applicable Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Applicable Conversion Rate immediately prior to close of business on the Expiration Date by an adjustment factor equal to a fraction:

                            (A) the numerator of which shall be equal to the sum
                      of (a) the Fair Market Value, as determined by the Board of Directors of the Company, of the aggregate consideration payable for all shares of Common Stock purchased by the Company in the tender or exchange offer and (b) the product of (i) the number of shares of Common Stock outstanding less any such purchased shares and (ii) the Closing Sale Price of the Common Stock on the Trading Day immediately following the Expiration Date; and

                            (B) the denominator of which shall be equal to the
                      product of (a) the number of shares of Common Stock outstanding, including any such purchased shares, and (b) the Closing Sale Price of the Common Stock on the Trading Day immediately following the Expiration Date.

                  The adjustment pursuant to this clause (7) will become effective immediately after the opening of business on the second Trading Day immediately following the Expiration Date.

                      (8) Repurchases. In case the Company or any of its
                   Subsidiaries shall make a payment in respect of a repurchase of Common Stock the consideration for which exceeds the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date (such amount, the "Repurchase Premium"), and that repurchase, together with any other repurchases of Common Stock by the Company or any of its Subsidiaries involving a Repurchase Premium concluded within the preceding 12 months not triggering an adjustment to the Applicable Conversion Rate, results in the payment by the Company of an aggregate consideration exceeding an amount equal to 10% of the Market Capitalization of the Common Stock, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate immediately prior to the close of business on the Trading Day prior to the Ex-Dividend Trading Day for such distribution by adjustment factor equal to a fraction:

                            (A) the numerator of which shall be equal to the
                      Current Market Price of the Common Stock; and

                            (B) the denominator of which shall be equal to (a)
                      the Current Market Price of the Common Stock minus (b) the quotient of (i) the aggregate amount of all the Repurchase Premiums paid in connection with such repurchases and (ii) the number of shares of Common Stock outstanding on the day immediately following the date of the repurchase triggering the adjustment, as determined by the Board of Directors of the Company;

provided that no adjustment to the Conversion Rate shall be made to the extent the Conversion Rate is not increased as a result of the above calculation; and provided, further, that the repurchases of Common Stock effected by the Company or its agent in conformity with Rule 10b-18 under the Exchange Act will not be included in any adjustment to the Conversion Rate made pursuant to this Section 6.5(a)(8).

                  If a payment by the Company shall cause an adjustment to the Conversion Rate under both clause (7) and clause (8) of this Section 6.5(a), the provisions of Section 6.5(a)(8) shall control.

                   (b) No Adjustment. For the avoidance of doubt, no adjustment in the Conversion Rate shall be required:

                   (1) upon the issuance of (A) any shares of Common Stock or
         (B) options, warrants or other rights to acquire Common Stock (including the issuance of Common Stock pursuant to such options, warrants or other rights), in any transaction resulting in an exchange for Fair Market Value, including in connection with a reduction of indebtedness or liabilities of the Company or its Subsidiaries including, without limitation, upon the conversion of convertible securities of the Company outstanding on the date the Notes were issued or pursuant to settlements with respect to claims related to any governmental or private litigation, dispute, investigation, proceeding or other similar action or pursuant to a strategic partnership or licensing agreement;

                   (2) upon the issuance of any shares of Common Stock pursuant to any present or future plan or similar arrangement providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any such plan or arrangement in each case, at the market price at the time of such investment in Common Stock;

                   (3) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program, compensation agreement, or similar arrangement of, or assumed by, the Company or any of its Subsidiaries;

                   (4) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (3) of this Section 6.5(b) and outstanding as of the date the Notes were first issued;

                   (5) for a change in the par value of the Common Stock; or

                   (6) for accrued and unpaid interest, if any.

                  In addition, the Company will not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. The Company shall carry forward any adjustment that is less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustments, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the Notes and (b) otherwise (1) five Business Days prior to the Stated Maturity of the Notes or (2) prior to any Redemption Date or Fundamental Change Repurchase Date, unless such adjustment has already been made.

                  No adjustment will be made to the Conversion Rate or a Holder's ability to convert the Notes if such Holder otherwise participates in a distribution without conversion.

                   (c) Increase in Conversion Rate due to Taxes. The Company may make such increases in the Conversion Rate, for the remaining term of the Notes or any shorter term, in addition to those required by clause (a) of this Section 6.5, as the Board of Directors of the Company considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this clause (c) and its actions in so doing shall, absent manifest error, be final and conclusive.

                   (d) Temporary Increase in Conversion Rate. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty Business Days, the increase is irrevocable during such period, and the Company's Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the closing price of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Fundamental Change. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 11.2, with a copy to the Trustee and Conversion Agent, at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

                   (e) Fundamental Change Make-Whole Adjustment. In case of a Fundamental Change as specified in clauses (2) or (3) of the definition thereof, solely upon receipt by the Conversion Agent of any Holder's Conversion Notice on or after the Effective Date of the Fundamental Change and prior to the 45th day following such Effective Date (or, if earlier and to the extent applicable, the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date (as specified in the Fundamental Change Repurchase Right Notice)), the Company shall increase the Conversion Rate for the Notes surrendered for conversion by such Holder by the number of Additional Shares determined in accordance with this Section 6.5(e); provided, however, that no increase shall be made in the case of a Fundamental Change if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in such Fundamental Change transaction consists of shares of Capital Stock traded on NASDAQ, the NYSE or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible solely into such common stock. The number of Additional Shares will be determined by reference to the table below.

                  The following table sets forth the number of Additional Shares issuable per $1,000 initial principal amount of Notes as a result of a Fundamental Change that occurs in the corresponding period:


------------------------------------------------------------------------------------------------------------------------
                                                       STOCK PRICE
------------------------------------------------------------------------------------------------------------------------
 EFFECTIVE DATE OF    $7.64  $8.00  $8.50  $9.00  $9.50  $10.00  $10.50  $11.00  $11.50  $12.00  $15.00  $20.00  $25.00
 FUNDAMENTAL CHANGE
------------------------------------------------------------------------------------------------------------------------
    MAY 23, 2006       26.2   23.8   21.0   18.6   16.6    15.0    13.5    12.3    11.3    10.4     6.9     4.5     3.4
------------------------------------------------------------------------------------------------------------------------
    JUNE 1, 2007       25.2   22.6   19.5   17.0   14.9    13.1    11.6    10.3     9.2     8.3     5.1     3.1     2.3
------------------------------------------------------------------------------------------------------------------------
    JUNE 1, 2008       24.6   21.9   18.6   15.7   13.4    11.4     9.7     8.3     7.1     6.1     2.9     1.6     1.2
------------------------------------------------------------------------------------------------------------------------
    JUNE 1, 2009       24.4   21.5   18.1   15.2   12.7    10.5     8.5     6.9     5.3     4.0     0.1     0.0     0.0
------------------------------------------------------------------------------------------------------------------------
    JUNE 1, 2010       24.1   21.0   17.5   14.5   12.0     9.9     8.0     6.4     5.0     3.7     0.1     0.0     0.0
------------------------------------------------------------------------------------------------------------------------
    JUNE 1, 2011       23.6   20.2   16.4   13.3   10.8     8.8     7.0     5.6     4.3     3.2     0.1     0.0     0.0
------------------------------------------------------------------------------------------------------------------------
    JUNE 1, 2012       23.2   19.1   14.5   11.0    8.4     6.4     4.9     3.8     2.8     2.0     0.0     0.0     0.0
------------------------------------------------------------------------------------------------------------------------
    JUNE 1, 2013        0.0    0.0    0.0    0.0    0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0
------------------------------------------------------------------------------------------------------------------------

The Stock Prices and Additional Share amounts set forth above are based upon a closing sale price of $7.64 on May 17, 2006 and an initial Conversion Rate of
104.7120 share of Common Sock per $1,000 in principal amount of Notes, which is equal to an initial Conversion Price of $9.55. The Stock Prices set forth in the first row of the table above shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted in accordance with Section 6.5 hereof. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by an adjustment factor equal to a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 6.5 hereof.

The exact Stock Price and Conversion Dates may not be set forth on the table; in which case, if:

                   (A) the Stock Price is between two Stock Price amounts on the table or the Conversion Date is between two dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

                   (B) the Stock Price is more than $25.00 per share (subject to adjustment), no further adjustment will be made to the Conversion Rate as a result of the Fundamental Change; and

                   (C) the Stock Price is less than $7.64 per share (subject to adjustment), no further adjustment will be made to the Conversion Rate as a result of the Fundamental Change.

         Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion of a Note exceed 130.8901 per $1,000 initial principal amount of the Notes, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in Section 6.5(a) hereof.

         SECTION 6.6. Notice of Adjustments of Conversion Rate.

         Whenever the Conversion Rate is adjusted pursuant to Section 6.5 hereof:

         (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 6.5 hereof and shall prepare an Officer's Certificate setting forth (1) the adjusted Conversion Rate, (2) the clause of Section 6.5 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (3) the calculation of such adjustment and (4) the date as of which such adjustment is effective, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (which such certificates shall be conclusive absent manifest error); and

         (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 11.2.

         Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.

         SECTION 6.7. Cancellation of Converted Notes.

         All Definitive Notes delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in this Indenture. Upon conversions of beneficial interests in any Global Note, the Trustee or the Notes Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Notes represented by such Global Note to reflect the conversion pursuant to Section 2.1(b).

         SECTION 6.8. Provision in Case of Consolidation, Merger or Sale of Assets.

         In the case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale or transfer of all or substantially all of the assets of the Company or other transaction that causes the Common Stock to be converted into the right to receive other securities, cash or property, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in Section 6.1 to convert such Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Note might have been converted immediately prior to such consolidation, merger, conveyance, sale or transfer. For purposes of this
Section 6.8, the kind and amount of consideration that a Holder would have been entitled to receive as a Holder of the Common Stock in the case of consolidations, mergers, conveyances, sales or transfers of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the kind and amount of consideration received by the Holders of the Common Stock that affirmatively make such an election. The above provisions of this Section
6.8 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Note as provided in Section 11.2 promptly upon such execution.

         Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Notes upon the conversion of their Notes after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers' Certificate and an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee.

         SECTION 6.9. Rights Issued in Respect of Common Stock.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

         (1) are deemed to be transferred with such shares of Common Stock;

         (2) are not exercisable; and

         (3) are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 6.5(a) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 6.5(a), (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (B) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.

         SECTION 6.10. Responsibility of Trustee and Conversion Agent for Conversion Provisions.

                  The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article VI.

                                  ARTICLE VII

                              DEFAULTS AND REMEDIES

                  SECTION 7.1. Events of Default.

                  Each of the following is an "Event of Default":

                  (1) a default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

                  (2) a default in the payment of all or any part of the principal of any of the Notes as and when the same shall become due and payable;

                  (3) a default on the part of the Company in the performance, or breach by the Company, of any other covenant or agreement on the part of the Company set forth in the Notes or in this Indenture (other than a covenant or agreement in respect of which a default or breach by the Company is specifically dealt with in this Section 7.1), and continuance of such default or breach without cure or waiver for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes at the time Outstanding, a written notice specifying such failure and requiring the same to be remedied;

                  (4) the Company fails to pay the purchase price of any Note when due (including, without limitation, on any Fundamental Change Repurchase Date);

                  (5) the Company fails to deliver shares of Common Stock or any cash in lieu of fractional shares upon conversion of Notes within the time period required by this Indenture and this failure continues for 5 business days;

                  (6) the Company fails to timely provide the Fundamental Change Repurchase Right Notice, if required by this Indenture and such failure continues for 30 days;

                  (7) any indebtedness for money borrowed by the Company or one of its Significant Subsidiaries in an aggregate outstanding principal amount in excess of $25.0 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 10 days after written notice specifying such failure;

                  (8) a failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is at least $25.0 million, if the judgments are not paid, discharged or stayed within 60 days;

                  (9) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                      (A) commences a voluntary case,

                      (B) consents to the entry of an order for relief against
                   it in an involuntary case,

                      (C) consents to the appointment of a custodian of it or
                   for all or substantially all of its property, or

                      (D) makes a general assignment for the benefit of its
                   creditors; and

                   (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (A) is for relief against the Company or any of its
                   Significant Subsidiaries in an involuntary case;

                      (B) appoints a custodian of the Company or any of its
                   Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                      (C) orders the liquidation of the Company or any of its
                   Significant Subsidiaries and the order or decree remains unstayed and in effect for 90 consecutive days.

                   SECTION 7.2. Acceleration.

                  (1) In the case of an Event of Default specified in clause (9) or (10) of Section 7.1 hereof with respect to the Company, then the principal of, and accrued interest on, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

                  (2) Notwithstanding the foregoing, if an Event of Default specified in clause (7) of Section 7.1 occurs resulting in a declaration of acceleration of the Notes, such declaration of acceleration shall be automatically annulled if such Event of Default triggering such declaration of acceleration pursuant to clause (7) of Section 7.1 shall have been remedied or cured by the Company or any of its Subsidiaries or waived by the holders of the relevant indebtedness within 60 days of the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due and payable solely because of the acceleration of the Notes, have been cured or waived.

                  (3) At any time after a declaration of acceleration with respect to the Notes as described in Section 7.1, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                   SECTION 7.3. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                   SECTION 7.4. Control by Majority.

                  Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction (and the Holders shall have no right to give any direction) that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or that may involve the Trustee in personal liability or affect its indemnification.

                   SECTION 7.5. Limitation on Suits.

                  No Holder will have any right to institute any proceeding under the Indenture or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture or the Notes unless:

                   (a) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

                   (b) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy as Trustee;

                   (c) such Holders of 25% in aggregate principal amount of the outstanding Notes have offered and, if requested, provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to institute such proceeding or seek the appointment of a receiver or trustee;

                   (d) the Trustee has failed to institute such proceeding within 60 days after receipt of the notice, request and offer of security or indemnity; and

                   (e) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

                   SECTION 7.6. Rights of Holders of Notes To Receive Payment or Effect Conversion.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert Notes in accordance with Article VI of this Indenture, shall not be impaired or affected without the consent of such Holder or limited by Section 7.5 of this Indenture.

                   SECTION 7.7. Collection Suit by Trustee.

                  If an Event of Default specified in Section 7.1 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest remaining unpaid on the Notes, interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                   SECTION 7.8. Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained in this Section 7.8 shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                   SECTION 7.9. Priorities.

                  If the Trustee collects any money after exercise of any remedy available to it pursuant to this Article VII, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 8.7, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                   Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                   Third: to the Company or such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 7.9. If a record date is fixed, the Trustee shall send, by first class mail, electronically or by any other means approved by the Trustee to the Holders of the Notes of record a notice at least 30 days but not more than 60 days before the payment date. Such notice shall state: (1) that a payment is being made pursuant to this Section 7.9, (2) the relevant Default and the circumstances giving rise to the collection of money pursuant to this Section 7.9, (3) the payment date and (4) the amount of such payment per $1,000 of Notes.

                   SECTION 7.10. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.10 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.6 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                  ARTICLE VIII

                                     TRUSTEE

                   SECTION 8.1. Duties of Trustee.

                   (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided, unless expressly prohibited by the TIA, that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have provided the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.

                   (b) Except during the continuance of an Event of Default:

                       (i) the Trustee undertakes to perform such duties and
                   only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                       (ii) in the absence of bad faith on its part, the Trustee
                   may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, directions, notices or opinions furnished to the Trustee. However, in the case of any such certificates, directions, notices or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                   (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                       (i) this paragraph does not limit the effect of paragraph
                   (b) of this Section;

                       (ii) the Trustee shall not be liable for any error of
                   judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                       (iii) the Trustee shall not be liable with respect to any
                   action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.4.

                   (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                   (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                   (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                   (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.1 and to the provisions of the TIA.

                   (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

                   SECTION 8.2. Rights of Trustee.

                   (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in any such document.

                   (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                   (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                   (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                   (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel appointed with due care with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                   (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company at reasonable times, in a reasonable manner and upon reasonable advance notice, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                   (g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except, (i) during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Sections 7.1(1), 7.1(2), 7.1(4) or 7.1(5) or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge. The term "actual knowledge" shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto.

                   (h) Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                   (i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                   (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                   (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

                   SECTION 8.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA) the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign as Trustee hereunder.

                   SECTION 8.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued or offering circular (or similar document) used in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

                   SECTION 8.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest on any Note (including payments pursuant to the required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Responsible Officers and/or a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders.

                   SECTION 8.6. Reports by Trustee to Holders. As promptly as practicable after each March 15 beginning with the March 15 following the date of this Indenture, and in any event prior to December 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such March 15 that complies with TIA ss. 313(a), if and to the extent such report may be required by the TIA. The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

                   SECTION 8.7. Compensation and Indemnity. The Company covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to such compensation for all services rendered by it hereunder as shall be agreed by the Company and the Trustee in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes, if any (other than taxes based upon, determined by or measured by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 8.7. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee or the termination of this Indenture. To secure the obligations of the Company to the Trustee under this Section 8.7, the Trustee shall have a prior lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company and held in trust for the benefit of the Holders of particular Notes.

                   SECTION 8.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Company and the Trustee in writing and the Company may appoint a successor Trustee. The Company shall remove the Trustee if:

                       (i) the Trustee fails to comply with Section 8.10;

                       (ii) the Trustee is adjudged bankrupt or insolvent;

                       (iii) a receiver or other public officer takes charge of
                   the Trustee or its property; or

                       (iv) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and the Company does not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Holders of a majority in aggregate principal amount of the Notes may appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.7.

                  If the Company has not appointed a successor Trustee within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 8.10, unless the Trustee's duty to resign is stayed as provided in TIA ss. 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section 8.8, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

                   SECTION 8.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

                   SECTION 8.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $100,000,000, and have a an office in the Borough of Manhattan in The City of New York, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                   SECTION 8.11. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company, the Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                   ARTICLE IX

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

                   SECTION 9.1. Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have paid or caused to be paid the principal of and interest on all the Notes outstanding (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 2.8) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8); and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with this Indenture or the Notes.

                  If at any time the exact amount described in clause (ii) below can be determined at the time of making the deposit referred to in such clause
(ii), (i) all of the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are subject to redemption following the Company's delivery of a Notice of Redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust dedicated solely to the benefit of the Holders of the Notes, cash in an amount or Government Securities, maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash or securities sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest, if any, on all of the Notes on each date that such principal or interest, if any, is due and payable in accordance with the terms of this Indenture and the Notes, and (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; then the Company shall be deemed to have paid and discharged the entire indebtedness on all the Notes on the date of the deposit referred to in this clause (ii), and the provisions of this Indenture with respect to the Notes shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Notes, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (vi) rights of Holders of Notes to convert the Notes pursuant to Article VI and (vii) the obligations of the Company under Section 9.2 with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharging such indebtedness.

                   SECTION 9.2. Application by Trustee of Funds Deposited for Payment of Notes. All moneys deposited with the Trustee or any Paying Agent shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary thereof), to the Holders of the Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

                   SECTION 9.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Notes shall, upon demand of the Company, be repaid to it and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                   SECTION 9.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed for two years after the date upon which such principal or interest, if any, shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Notes shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to moneys deposited with it for any payment in respect of the Notes, shall, at the expense of the Company, mail by first-class mail to Holders of the Notes at their addresses as they shall appear on the Note register notice that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                   SECTION 9.5. Indemnity for U.S. Government Obligations. The Company agrees to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 9.1 or the principal or interest received in respect of such obligations.

                                   ARTICLE X

                     SUPPLEMENTAL INDENTURES AND AMENDMENTS

                   SECTION 10.1. Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes for any of the following purposes:

                   (a) to cure any ambiguity, omission, defect or inconsistency;

                   (b) to provide for the assumption of the Company's obligations under this Indenture and the Notes in accordance with Article IV;

                   (c) to secure the Notes or to provide guarantees of the Notes;

                   (d) to comply with any requirements to effect or maintain the qualification of this Indenture under the TIA;

                   (e) to add covenants that would benefit the Holders of the Notes or to surrender any rights of the Company under this Indenture;

                   (f) to add Events of Default with respect to the Notes;

                   (g) to make any change that does not adversely affect any outstanding Notes in any material respect;

                   (h) to evidence and provide for the acceptance of the appointment of a successor Trustee hereunder; or

                   (i) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

                   SECTION 10.2. With Consent of Holders. With the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, Additional Notes, if any) delivered to the Company and the Trustee, the Company when authorized by a Board Resolution, together with the Trustee, may amend, waive (without notices to Holders), modify or supplement any other provision of this Indenture or the Notes; provided, however, that no such amendment, waiver, modification or supplement may, without the written consent of the Holder of each Outstanding
Note:

                   (a) change the Stated Maturity or reduce the principal amount of or interest on any Note;

                   (b) change the place or currency of payment of principal of or interest on any Note;

                   (c) reduce the price or change the time at which Notes are redeemed pursuant to Article V hereof;

                   (d) impair the right to institute suit for the enforcement of any payment on any Note;

                   (e) modify the provisions with respect to a holder's rights and the Company's obligation to repurchase Notes upon a Fundamental Change in a manner adverse to Holders, including the Company's obligations to repurchase the Notes following a Fundamental Change;

                   (f) adversely affect the right of Holders under the conversion provisions of Article VI of this Indenture or the Notes;

                   (g) reduce the percentage in principal amount of outstanding notes necessary for waiver of compliance with the provisions of this Indenture under Section 10.2;

                   (h) modify provisions with respect to modification and waiver (including waiver of Events of Default) that require each Holder's consent under
Section 10.2 of this Indenture;

                   (i) waive a Default or Event of Default in the payment of principal or interest on the Notes, except as provided in this Indenture; or

                   (j) modify the ranking or priority of any Note in any manner adverse to the Holders of the Notes.

                  Upon the written request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture or other agreement, instrument or waiver.

                  It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such act shall approve the substance thereof.

                   SECTION 10.3. Execution of Supplemental Indentures, Agreements and Waivers. In executing any supplemental indenture, agreement, instrument or waiver permitted by this Article X or the modifications thereby of the Indenture, the Trustee shall be entitled to receive, and (subject to Section
8.1 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, or any Subsidiary of the Company. Notwithstanding anything to the contrary set forth in this Agreement, the Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Notes or otherwise.

                   SECTION 10.4. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article X, this Indenture and the Notes, if applicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture and the Notes, if applicable, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                   SECTION 10.5. Compliance with Trust Indenture Act. Every supplemental indenture or amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

                   SECTION 10.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Notes.

                   SECTION 10.7. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver made pursuant to Section 10.2 shall become effective upon receipt by the Trustee of the requisite number of written consents and, if applicable, execution by the Trustee of such amendment or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

                   SECTION 10.8. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

                                   ARTICLE XI

                                  MISCELLANEOUS

                   SECTION 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

                   SECTION 11.2. Notices. Any notice or communication shall be in writing and delivered in person, by courier or facsimile or mailed by first-class mail addressed as follows:

          If to the Company:


                  Enzon Pharmaceuticals, Inc.
                  685 Route 202/206
                  Bridgewater, New Jersey 08807
                  Attn:  Chief Financial Officer, with a copy to General Counsel
                  Facsimile: 908-575-9457 (Chief Financial Officer)
                             908-541-8838 (General Counsel)


          With copies to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY 10153
                  Attn: Todd R. Chandler
                  Facsimile: 212-310-8007


     If to the Trustee:

                  Wilmington Trust Company
                  1100 North Market Street
                  Rodney Square North
                  Wilmington, Delaware 19890
                  Attention: Corporate Trust Administration

                  The Company on one hand or the Trustee on the other hand by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Note Register and shall be sufficiently given if so mailed within the time prescribed. Notices shall be deemed to have been given as of the date of mailing.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                   SECTION 11.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Trustee shall comply with TIA ss. 312(b). The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                   SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officers' Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officers' Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

                   SECTION 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                   (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                   (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                   (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or such other certificates of Officer(s) as it may deem appropriate and on certificates of public officials.

                   SECTION 11.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

                   SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                   SECTION 11.8. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                   SECTION 11.9. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                   SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                   SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                   SECTION 11.12. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.



                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                           ENZON PHARMACEUTICALS, INC.


                                           By:        /S/ JEFFREY H. BUCHALTER
                                              ----------------------------------

                                                Name: Jeffrey H. Buchalter
                                                Title: Chairman, President & CEO



                                           WILMINGTON TRUST COMPANY, as Trustee


                                           By:        /S/ CHRISTOPHER MONIGLE
                                              ----------------------------------

                                                Name: Christopher Monigle
                                                Title: Assistant Vice President

                                                                      EXHIBIT A

                           [FORM OF FACE OF SECURITY]


         THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
         (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

         THE HOLDER OF THIS NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

         THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES OF COMMON STOCK SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. 1                                            Principal Amount $225,000,000,
                                        as revised by the Schedule of Increases
                               and Decreases in the Global Note attached hereto

                                                          CUSIP NO. 293904 AD 0

                           Enzon Pharmaceuticals, Inc.

                      4% Convertible Senior Notes due 2013

Enzon Pharmaceuticals, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $225,000,000 Dollars, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto, on June 1, 2013.

Interest Payment Dates: June 1 and December 1.

Regular Record Dates:  May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.



                                        ENZON PHARMACEUTICALS, INC.


                                        By: _________________________________


TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

Dated:

Wilmington Trust Company,
    as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.



By:  _____________________________
        Authorized Signatory

                                 [Back of Note]
                      4% Convertible Senior Notes due 2013

                  Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest.

                  Enzon Pharmaceuticals, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 4% per annum from May 23, 2006 until Maturity. The Company will pay interest, if any, semi-annually in arrears on June 1 and December 1 of each year (subject to limited exceptions if the Note is converted or purchased prior to such date), or if any such day is not a Business Day, on the next Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 23, 2006; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2006. The Company will pay interest on overdue principal from time to time on demand at the rate then in effect to the extent lawful; it will pay interest on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of payment.

                  The Company will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date (each a "Regular Record Date"), even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment will be made by wire transfer of immediately available funds with respect to principal of and interest, if any, on, all Global Notes and all other Notes with an aggregate principal amount in excess of $2 million for which the Holders have provided wire transfer instructions at least 10 Business Days prior to the Interest Payment Date to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying agent, registrar and conversion agent.

                  Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture.

                  The Company issued the Notes under the Indenture dated as of May 23, 2006 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company.

5. Optional redemption.

                  The Notes are not redeemable by the Company prior to June 1, 2009. At any time on or after June 1, 2009, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the date one Trading Day prior to the day the Company gives a notice of redemption is greater than 140% of the Applicable Conversion Price on the date of such notice, the Company may redeem the Notes in whole or in part at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the Notes redeemed to the Redemption Date.

6. Repurchase at the option of holder upon a fundamental change.

                  Subject to Section 3.10(d) of the Indenture, upon the occurrence of a Fundamental Change at any time prior to Stated Maturity, each Holder may require the Company to repurchase the Notes on a date chosen by the Company in its sole discretion that is no less than 20 Business Days and no more than 35 Business Days after the mailing of the Fundamental Change Repurchase Right Notice (the "Fundamental Change Repurchase Date"), and the Company shall repurchase on the Fundamental Change Repurchase Date, any or all Notes submitted for repurchase for cash or any portion of the initial principal amount thereof equal to $1,000 or an integral multiple of $1,000, at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the Fundamental Change Repurchase Date (the "Fundamental Change Payment"), unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. At least 20 Business Days prior to the anticipated Effective Date of a Fundamental Change (or, if the Company does not have actual notice of a Fundamental Change 20 Business Days prior to the Effective Date, as soon as the Company has actual notice of such Fundamental Change), the Company will provide to all Holders, the Trustee, the Paying Agent and the Conversion Agent a Fundamental Change Notice as required by the Indenture.

7. Conversion.

                  Subject to Article VI of the Indenture, at any time prior to Maturity, unless earlier repurchased or redeemed, Holders of the Notes may surrender any portion of the principal amount of any Note that is an integral multiple of $1,000 for conversion into fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as provided in the Indenture, in effect at the time of conversion.

8. Denominations, transfer, exchange.

                  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for conversion or repurchase, except for the unconverted or unrepurchased portion of any Note being converted or repurchased in part. Also, the Company need not exchange or register the transfer of any Notes during the period between a Regular Record Date and the corresponding Interest Payment Date.

9. Persons deemed owners.

                  The registered Holder of a Note may be treated as its owner for all purposes.

10. Amendment, supplement and waiver.

                  Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes, including Additional Notes, if any, and any existing Default or compliance with any provision of the Indenture and the Notes may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption of the Company's obligations under the Indenture or the Notes in accordance with Article IV in the Indenture, to comply with requirements to effect or maintain the qualification of the Indenture under the TIA, to secure the Notes or provide guarantees of the Notes, to add covenants that would benefit the Holders of the Notes or to surrender any rights of the Company under the Indenture, to add Events of Default with respect to the Notes, to make any change that does not adversely affect any outstanding Notes in any material respect, or to evidence and provide for the acceptance of the appointment of a successor Trustee under the Indenture.

11. Events of default.

                  Each of the following is an "Event of Default":

                  (1) a default in the payment of any installment of interest upon this Note as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

                  (2) default in the payment of all or any part of the principal of this Note as and when the same shall become due and payable;

                  (3) default on the part of the Company in the performance, or breach by the Company, of any other covenant or agreement on the part of the Company set forth in this Note or in the Indenture (other than a covenant or agreement in respect of which a default or breach by the Company is specifically dealt with in Section 7.1 of the Indenture), and continuance of such default or breach without cure or waiver for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes at the time Outstanding, a written notice specifying such failure and requiring the same to be remedied;

                  (4) the Company fails to pay the purchase price of any Note when due (including, without limitation, on any Fundamental Change Repurchase Date;

                  (5) The Company fails to deliver shares of Common Stock or any cash in lieu of fractional shares upon conversion within the time period required by the Indenture and this failure continues for 5 business days;

                  (6) the Company fails to provide a timely Fundamental Repurchase Right Notice, if required by the Indenture and such failure continues for 30 days;

                  (7) any indebtedness for money borrowed by the Company or one of its Significant Subsidiaries in an aggregate outstanding principal amount in excess of $25.0 million is not paid at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded, within 10 days after written notice specifying such failure;

                  (8) failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is at least $25.0 million, if the judgments are not paid, discharged or stayed within 60 days;

                  (9) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a custodian of it
                  or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its
                  creditors; and

                  (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its
                  Significant Subsidiaries in an involuntary case;

                           (B) appoints a custodian of the Company or any of its
                  Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or

                           (C) orders the liquidation of the Company or any of
                  its Significant Subsidiaries; and the order or decree remains unstayed and in effect for 90 consecutive days.

12. Trustee dealings with company.

                  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

13. No recourse against others.

                  A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

14. Open market purchases.

                  The Company may, to the extent permitted by applicable law, at any time, and from time to time, purchase Notes at any price in the open market or otherwise.

15. Authentication.

                  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

17. CUSIP numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of repurchase or conversion as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase or conversion, and reliance may be placed only on the other identification numbers placed thereon.

18. Governing law.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to ___________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

________________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint                              to transfer this Note on
the books of the Company. The agent may substitute another to act for him.

Date:__________________

                              Your Signature:___________________________________
                                             (Sign exactly as your name appears
                                             on the face of this Note)


Signature Guarantee*: ______________________


____________________________________________
*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                      Principal Amount of
                                                                       this Global Note         Signature of
                       Amount of decrease      Amount of increase       following such           authorized
                       in Principal Amount    in Principal Amount        decrease (or            officer of
Date of Exchange       of this Global Note    of this Global Note          increase)        Trustee or Custodian
----------------       -------------------    -------------------     --------------------  --------------------


                                                                      EXHIBIT B

                            FORM OF CONVERSION NOTICE

Enzon Pharmaceuticals, Inc.

Wilmington Trust Company

Re:  4% Convertible Senior Notes due 2013
     -- REPURCHASE NOTICE (CUSIP [ ])

                  Reference is hereby made to the Indenture, dated as of May 23, 2006 (the "Indenture"), between Enzon Pharmaceuticals, Inc., as issuer (the "Company"), and Wilmington Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  (the "Owner") owns and proposes to convert the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_____ in such Note[s] or interests (the "Conversion") pursuant to Article VI of the Indenture. In connection with the Conversion, the Owner hereby certifies that, as Owner of this Note, he/she hereby irrevocably exercises the option to convert this Note, or such portion of this Note in the principal amount designated above into the number of shares of Common Stock of the Company equal to (x) the aggregate principal amount of Notes to be converted divided by 1,000 multiplied by (y) the Applicable Conversion Rate. The Owner directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.


Dated:_____________________
                                       _______________________________________
                                       Signature(s)

If shares of Common Stock or Notes are to be registered in the name of a Person other than the Holder, please print such Person's name and address:


____________________________________________
(Name)

____________________________________________
(Address)

____________________________________________
Social Security or other Identification
Number, if
any.

____________________________________________
[Signature Guaranteed]

If only a portion of a Note is to be converted, please indicate:

1. Principal amount to be converted:$

2. Principal amount and denomination of Notes representing unpurchased principal amount to be issued:

Amount: $                                  Denominations: $

($1,000 or any integral multiple of $1,000, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000.)

                                                                     EXHIBIT C


                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK


                [NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

          Re: Enzon Pharmaceuticals, Inc. 4% Convertible Senior Notes Due 2013 (the "Notes")

Reference is hereby made to the Indenture dated as of May 23, 2006 between the Company and the Trustee (collectively, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to _________ shares of Common Stock [that are to be] [represented by the accompanying certificate(s) that were] issued upon conversion of Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred and do not require registration under the Securities Act (as defined below) because:

CHECK ONE BOX BELOW:

|_|   Such Common Stock is being acquired for the Transferor's own account without transfer.

|_|   Such Common Stock is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act.

|_|   Such Common Stock is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if the second or third box is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, including opinions of counsel, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                               [Name of Transferor],


                               By: ___________________________________________
                                   Name:
                                   Title:


                               Dated:





                                      C-2